UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2023

ALTERYX, INC.
(Exact Name of the Registrant as Specified in its Charter)

Delaware	001-38034	90-0673106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17200 Laguna Canyon Road Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(888) 836-4274
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of Omnibus Bonus Plan

On February 1, 2023, the compensation committee (the “Committee”) of the board of directors (the “Board”) of Alteryx, Inc., a Delaware corporation (the “Company”), adopted the Company’s Omnibus Bonus Plan (the “Plan”), designed to motivate and reward eligible employees for their contribution toward the achievement of certain of the Company’s performance goals. The Plan authorizes the Committee to establish certain performance goals for the Company from time to time and provides for awards to be made to eligible employees in connection with the achievement of such performance goals. The Plan provides that each award will generally be paid in cash (or its equivalent), but that the Committee may in its sole discretion, pay, or offer participants the opportunity to receive a payment with respect to, an award with a grant of an equity award under the Company’s then-current equity compensation plan, which equity award may have such terms and conditions, including vesting, as the Committee determines in its sole discretion.

The above description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Amended and Restated Bylaws

On February 2, 2023, in connection with the effectiveness of new Securities and Exchange Commission rules regarding universal proxy cards, certain recent changes to the Delaware General Corporation Law (the “DGCL”), and a periodic review of the bylaws of the Company, the Board approved and adopted the Company’s amended and restated bylaws (the “Amended and Restated Bylaws”), which became immediately effective.

Among other things, the amendments effected by the Amended and Restated Bylaws:
•
address matters relating to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Universal Proxy Rules”) (e.g., providing that stockholders delivering a notice of nomination certify to the Company in writing that they have complied with the Universal Proxy Rules requirements, providing the Company a remedy if a stockholder fails to satisfy the Universal Proxy Rules requirements, requiring that a stockholder providing notice pursuant to the advance notice bylaws to inform the Company if a stockholder no longer plans to solicit proxies in accordance with the Universal Proxy Rules, and requiring stockholders intending to use the Universal Proxy Rules to provide reasonable evidence of the satisfaction of the requirements under the Universal Proxy Rules at least five business days before the meeting, etc.);

•	revise certain provisions relating to adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, in each case to conform to recent amendments to the DGCL;
•
update certain provisions related to the conduct of stockholder meetings, including clarifying that the presiding person of a stockholder meeting may set additional attendance or other procedures for meeting attendees and Rule 14a-8 proponents;

•
revise the procedures and disclosure requirements set forth in the advance notice bylaw provisions, including (1) requiring additional information, representations and disclosures from proposing stockholders, proposed nominees and other persons related to a stockholder’s solicitation of proxies, (2) restricting the number of nominees a stockholder may nominate for election at a meeting to the number of directors to be elected at such meeting, and (3) requiring that proposed nominees be available for interviews by the Board or any Board committee thereof;

•	require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;
•
require that a stockholder intending to authorize a qualified representative to act for such stockholder as a proxy to present a nomination or proposal at such meeting to give notice of such authorization to the Company at least three business days before the applicable meeting;

•	amend the notice provisions to reflect amendments to the DGCL relating to electronic transmission of notices to stockholders; and
•
add an emergency bylaw provision to provide clarity and authority to directors and certain officers during an emergency situation that would otherwise prevent a quorum of the Board or a Board committee from being achieved.

The above description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
3.1	Alteryx, Inc. Amended and Restated Bylaws, adopted on February 2, 2023.
10.1*	Alteryx, Inc. Omnibus Bonus Plan.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERYX, INC.

Date:	February 6, 2023	By:	/s/ Christopher M. Lal
		Name:	Christopher M. Lal
		Title:	Chief Legal Officer and Corporate Secretary